                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               -------------------


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: APRIL 14, 1998


                         COMMISSION FILE NUMBER: 01-9723


                     PHARMACEUTICAL MARKETING SERVICES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                      DELAWARE                    51-0335521
           (State or other jurisdiction of     (I.R.S. employer
            incorporation or organization)    identification no.)


      SUITE 912, 45 ROCKEFELLER PLAZA, NEW YORK       10111
       (Address of principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code: (212) 841-0610

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pharmaceutical Marketing Services Inc. (the "Company") announced in May 1996 that it intended to concentrate on its core activities of information services to the pharmaceutical and healthcare industries and, that as a result of this, it would be divesting certain of its non-core businesses.

The divestment program was completed on March 31, 1998 when the Company's wholly owned subsidiary, PMSI Holdings Ltd finalized the sale of its French point of sale business, IMR Finance SA, to Ivan and Dominique Morgen for cash consideration of approximately $3.2 million. The balance sheet sold included cash of $1.2 million.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information

         1.   Unaudited Pro Forma Consolidated Balance Sheet at December 31,
               1997.

         2. Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal Year ended June 30, 1997.

         3. Unaudited Pro Forma Consolidated Statement of Operations for the Six Months ended December 31, 1997.

         4.   Unaudited Notes to the Pro Forma Financial Statements.

(c) Exhibits

         2. Purchase Agreement dated March 31, 1998 by and among PMSI Holdings Ltd (as seller), and Ivan and Dominique Morgen (as purchasers). (Copy available upon request).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                     PHARMACEUTICAL MARKETING SERVICES INC.



Date: April 14, 1998                                 By: Raymund M. Davies
                                                           Treasurer and Chief
                                                            Financial Officer

PRO FORMA FINANCIAL INFORMATION

For purposes of this presentation, pro forma adjustments have been made to the historical results of operations and balance sheet to provide information as to how the disposition may have affected the results of operations and financial position. The unaudited pro forma consolidated balance sheet was prepared as if the disposition had occurred as of December 31, 1997.

The unaudited pro forma consolidated statement of operations assumes the disposition had taken place at the beginning of the corresponding fiscal year. This unaudited pro forma information does not purport to be indicative of the results of operations that would have been obtained if the disposition had occurred at the beginning of the fiscal year presented, and is not intended to be a projection of future results.

The following pro forma financial information is provided:

         1.   Unaudited Pro Forma Consolidated Balance Sheet at December 31,
              1997.

         2. Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal Year ended June 30, 1997.

         3. Unaudited Pro Forma Consolidated Statement of Operations for the Six Months ended December 31, 1997.

         4.   Unaudited Notes to the Pro Forma Financial Statements.

                     PHARMACEUTICAL MARKETING SERVICES INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                         HISTORICAL      BUSINESS       PRO FORMA
                                                          BALANCE        DISPOSED        BALANCE
                                                           SHEET                          SHEET
                                                         DECEMBER 31,                  DECEMBER 31,
                                                            1997                          1997

                       ASSETS
Current assets
     Cash and cash equivalents                           $ 52,778       $  2,002        $ 54,780
     Marketable securities                                 61,213           --            61,213
     Accounts receivable, principally trade                24,530           --            24,530
     Work in process                                        1,355           --             1,355
     Prepaid expenses and other current assets              4,604           --             4,604
     Net current assets held for sale                         611           (611)           --
                                                         --------       --------        --------
       Total current assets                               145,091          1,391         146,482

Marketable securities                                       9,491           --             9,491
Property and equipment, net                                 9,082           --             9,082
Goodwill, net                                              22,641           --            22,641
Other assets, net                                           7,005           --             7,005
Net assets held for sale                                   11,286        (11,286)           --
                                                         --------       --------        --------
       Total assets                                      $204,596       $ (9,895)       $194,701
                                                         ========       ========        ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Current maturities of long-term debt                $     54       $   --          $     54
     Accounts payable                                       7,444           --             7,444
     Accrued liabilities                                   37,548         (7,625)         29,923
     Unearned income                                       24,725           --            24,725
                                                         --------       --------        --------
       Total current liabilities                           69,771         (7,625)         62,146

Long-term debt                                             69,030           --            69,030
Unearned income                                             7,061           --             7,061
Other liabilities                                             460           --               460
                                                         --------       --------        --------
       Total liabilities                                  146,322         (7,625)        138,697

Commitments and contingencies

Stockholders' equity                                       58,274         (2,270)         56,004
                                                         --------       --------        --------

         Total liabilities and stockholders' equity      $204,596       $ (9,895)       $194,701
                                                         ========       ========        ========

                     PHARMACEUTICAL MARKETING SERVICES INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 HISTORICAL          LESS:        PRO FORMA
                                                  RESULTS           BUSINESS        RESULTS
                                              six months ended      DISPOSED    six months ended
                                              December 31, 1997                 December 31, 1997
                                                    --------        --------        --------
Revenue                                             $ 41,666        $   --          $ 41,666
Production costs                                     (21,980)           --           (21,980)
Selling, general and administrative expenses         (16,091)           --           (16,091)
In process research and development write off        (12,046)           --           (12,046)
Amortization of intangible assets                       (684)           --              (684)
Impairment of assets held for sale                   (14,735)         14,735            --
Income from assets held for sale                        (188)            188            --
                                                    --------        --------        --------
Operating income (loss)                              (24,058)         14,923          (9,135)
Gain on sale of operations                            36,239            --            36,239
Interest and other income                              1,962            --             1,962
Interest expense                                      (2,330)           --            (2,330)
                                                    --------        --------        --------
Income from continuing operations
    before income taxes                               11,813          14,923          26,736
Income tax provision                                  (9,149)         (7,401)        (16,550)
                                                    --------        --------        --------
Income from continuing operations                   $  2,664        $  7,522        $ 10,186
                                                    ========        ========        ========

Income per share:
    Continuing operations, basic                    $   0.20        $   0.57        $   0.77
    Net income, basic                                   0.20            0.57            0.77
    Continuing operations, diluted                      0.20            0.48            0.68
    Net income, diluted                                 0.20            0.48            0.68

Weighted average number of common
    shares                                            13,163          13,163          13,163
                                                    ========        ========        ========

                     PHARMACEUTICAL MARKETING SERVICES INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 HISTORICAL          LESS:         PRO FORMA
                                                  RESULTS          BUSINESS         RESULTS
                                              for the year ended   DISPOSED    for the year ended
                                               June 30, 1997                     June 30, 1997
                                                   --------        --------        --------
Revenue                                            $ 98,485        $   --          $ 98,485
Production costs                                    (54,457)           --           (54,457)
Selling, general and administrative expenses        (34,847)           --           (34,847)
Amortization of intangible assets                    (1,733)           --            (1,733)
Income from assets held for sale                         76             (76)           --
                                                   --------        --------        --------
Operating income                                      7,524             (76)          7,448
Interest and other income                             3,299            --             3,299
Interest expense                                     (3,490)           --            (3,490)
                                                   --------        --------        --------
Income from continuing operations
    before income taxes                               7,333             (76)          7,257
Income tax provision                                 (2,655)             27          (2,628)
Minority interest                                       (17)           --               (17)
                                                   --------        --------        --------
Income from continuing operations                     4,661             (49)          4,612

Loss from discontinued operations                    (9,914)          9,621            (293)
                                                   --------        --------        --------
Net income (loss)                                  $ (5,253)       $  9,572        $  4,319
                                                   ========        ========        ========

Income (loss) per share:
    Continuing operations, basic                   $   0.35        $   --          $   0.35
    Net income (loss), basic                          (0.40)           0.73            0.33
    Continuing operations, diluted                     0.35            --              0.35
    Net income (loss), diluted                        (0.40)           0.73            0.33

Weighted average number of common
    shares                                           13,187          13,187          13,187
                                                   ========        ========        ========

             EXPLANATORY NOTES TO THE PRO FORMA FINANCIAL STATEMENTS

1. The category "business disposed" reflects the entity which the company has divested at the time of this filing.

2. The pro forma adjustment to cash and cash equivalents of $2.0 million represents cash consideration received of $3.2 million net of cash in the balance sheet sold of $1.2 million.

3. The pro forma adjustment to accrued liabilities represents tax benefits recognized on sale of the business and expenses incurred on disposal.

4. The loss arising on sale of the business, net of tax benefits, has been fully reflected in the pro forma balance sheet.